UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 25, 2007

Date of Report (Date of earliest event reported)

Ambassadors International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1071 Camelback Street Newport Beach, CA 92660 (Address of principal executive offices) (Zip Code)

(949) 759-5900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 25, 2007, David A. Giersdorf, president of Ambassadors Cruise Group, LLC, notified the Company that he was resigning from his current positions effective December 31, 2007, as an executive officer and as an officer and managing member of the Company’s subsidiaries upon which he serves. Joseph J. Ueberroth, chairman and chief executive officer of Ambassadors International, Inc., will be assuming the position of interim president of Ambassadors Cruise Group, LLC, effective October 25, 2007.

The responsibilities of Nico Corbijn, senior vice president marine operations, and Diane Moore, senior vice president sales and marketing, will be expanded and each has been promoted to executive vice president of Ambassadors Cruise Group, LLC. Mr. Corbijn, in addition to marine operations, will assume responsibility for hotel operations, human resources and administration. Ms. Moore, in addition to marketing and sales, will assume responsibility for reservations/guest services and customer relations.

Item 9.01	Exhibits.

(d) Exhibits

99.1 Press Release dated October 25, 2007 of the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS INTERNATIONAL, INC.

Date: October 29, 2007	By:	/s/ Laura L. Tuthill
Laura L. Tuthill
Interim Chief Financial Officer, Vice President and Chief Accounting Officer

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